UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 11, 2006
McAFEE, INC.
(Exact Name of Registrant as specified in Charter)

Delaware (State or other Jurisdiction of incorporation)	Commission File No.: 0-20558	77-0316593 (I.R.S. Employer Identification No.)
3965 Freedom Circle
Santa Clara, California 95054
(Address of Principal Executive Offices, including zip code)
(408) 346-3832
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
SIGNATURES

Item 1.01. Entry into a Material Definitive Agreement.
     As of October 11, 2006, McAfee, Inc. (“McAfee”) has agreed to provide Dale L. Fuller, its interim chief executive officer and president, with the following compensation during his employment with the company:
•	a monthly salary of $125,000;

•	eligibility for a bonus in an amount to be determined at the sole discretion of the McAfee board of directors at the end of his employment as interim CEO and president, but not later than twelve months from the date of his employment commencement;

•	a reasonable housing allowance for a temporary residence in Texas, and associated reasonable living expenses;

•	a reasonable monthly allowance for a car lease;

•	selective company-paid use of leased time on a corporate jet for McAfee business travel;

•	participation in selective other company-sponsored employee benefit programs; and

•	customary reimbursement for McAfee business-related travel and entertainment expenses.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MCAFEE, INC.
Date: October 16, 2006	By:	/s/ Eric F. Brown
Eric F. Brown
Chief Operating Officer and Chief Financial Officer